Exhibit 10.40

PATENT LICENSE AGREEMENT

This Agreement (in the following “AGREEMENT”) is between

Max-Delbrück-Centrum für Molekulare Medizin in der Helmholtz-Gemeinschaft

[***]

[***]

[***]

[***]

- in the following “MDC“ -

and

Fate Therapeutics, Inc.

3535 General Atomics Court, Suite 200

San Diego, CA 92121

USA

- in the following ”FATE“ -

MDC and FATE are collectively the “PARTIES“ or individually a “PARTY“

Preamble

MDC is a public research organization focusing on biomedical research with a mission of translating discoveries from molecular research into applications to improve the prevention, diagnosis, and treatment of major human diseases. MDC has developed antibodies and chimeric antigen receptors targeting the surface protein BCMA, such antibodies and chimeric antigen receptors covered by the PATENT RIGHTS (as defined herein).

MDC desires to have the above described invention be used for the benefit of the MDC and the public, and, therefore, have the invented technology be further developed and commercialized.

FATE is developing novel cell therapies based upon its proprietary platform. The Parties entered into an Option Agreement dated 26.11.2018 (the “OPTION AGREEMENT”) by which MDC granted FATE an option to obtain an exclusive license to the aforementioned PATENT RIGHTS. FATE has executed the option and wishes to enter into a license agreement with MDC on the terms summarized in the term sheet attached as Annex 2 to the OPTION AGREEMENT, and set forth herein in this Agreement. MDC is willing to grant FATE such a license.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which the PARTIES acknowledge, the PARTIES agree as follows:

§ 1	DEFINITIONS

1.1

AFFILIATE means any business entity more than 50% owned by FATE (for example a subsidiary meeting this standard), any business entity which owns more than 50% of FATE (for example a parent company meeting this standard), or any business entity under common control with FATE.

1.2

Combination Product means a therapeutic product that consists of (a) a LICENSED PRODUCT component and (b) at least one (1) additional other therapeutically active component sold separately independent of the LICENSED PRODUCT.

1.3	CONTRACT YEAR means the calendar year from January 1st through December 31st, however, the first CONTRACT YEAR shall commence on the EFFECTIVE DATE and run through December 31st of that calendar year.

1.4	EFFECTIVE DATE means the last date of signature to this AGREEMENT.

1.5

FIELD means the diagnosis, prevention, or treatment of disease using engineered cells derived from isolated pluripotent stem cells. For avoidance of doubt, the FIELD does not include cell therapy based upon autologous engineered cells.

1.6

LICENSED KNOW-HOW means confidential information of and available to MDC provided by MDC to FATE which is reasonably necessary to practice the PATENT RIGHTS under the AGREEMENT for the sole purpose of developing and/or commercializing LICENSED PRODUCTS.

1.7

LICENSED PRODUCT means any therapeutic or diagnostic product in the FIELD where the making, use, sale, offer to sell, or importation of such product in a country would, but for the license granted by MDC to FATE, infringe one or more VALID CLAIMS in such country.

1.8

NET SALES means the gross revenue invoiced by FATE, its AFFILIATES, and/or its SUBLICENSEE (collectively “PROVIDERS” or each a ”PROVIDER” as the case may be) from the distribution of a LICENSED PRODUCT to customers, reduced by the following deductions for amounts actually incurred or allowed:

(i)

taxes or other governmental charges levied on the sale of such LICENSED PRODUCT (other than income or withholding taxes but including value added tax), as specified in the invoice and to the extent actually paid or remitted to the relevant tax authority,

(ii)	rebates and discounts to the extent usual and customary in the industry and specified in the invoice, including without limitation charge-back payments, allowances, and cash and quantity discounts,
(iii)	credits or allowances for damaged goods, rejections, returns, or price adjustments of such LICENSED PRODUCT, including without limitation in connection with recalls to the extent specified in the invoice or otherwise documented, and
(iv)	freight and shipping expense, including insurance, on account of sales of LICENSED PRODUCT to the extent specified in the invoice and actually paid by the PROVIDER.

In case distribution is made for a non-cash consideration, the market value on the date of transfer of such non-cash consideration, reduced by any applicable amounts in subsections (i) – (iv) above, shall be considered NET SALES.

In the event that a LICENSED PRODUCT is sold as a COMBINATION PRODUCT, for the purposes of determining royalty payments on the COMBINATION PRODUCT, NET SALES will mean the gross amount billed for the COMBINATION PRODUCT less the deductions set forth above, multiplied by a proration factor that is determined as follows: the proration factor will be determined by the formula [A/(A+B)], where A is the average gross sales price of all LICENSED PRODUCT components during such period when sold separately from the other component(s), and B is the average gross sales price of the other component(s) during such period when sold separately from the LICENSED PRODUCT components.

For clarity, a transaction between FATE and an AFFILIATE and/or between FATE or an AFFILIATE and a SUBLICENSEE, in each case where the purpose is to then further sell, transfer, lease, exchange or dispose of LICENSED PRODUCT or COMBINATION PRODUCT to a non-affiliated arm’s length end-user purchaser, shall not be considered a sale of a LICENSED PRODUCT or COMBINATION PRODUCT for the purposes of NET SALES. The subsequent sale of such LICENSED PRODUCT to an arm’s length end-user purchaser shall be considered NET SALES for purposes of calculating NET SALES upon billing the end-user purchaser.

1.9

PATENT RIGHTS means (a) IP rights as listed in Annex 1, including any patents resulting from pending patent applications, (b) any patent applications claiming priority from the patents and patent applications listed in Annex 1, and any divisionals, continuations, and continuation-in-part applications (and their relevant international equivalents) of the patent applications listed on Annex 1, and the resulting patents, and (c) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in clauses (a) and (b) above, (d) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction, and (e) SPCs (and equivalent) granted on any right mentioned herein.

1.10

PHASE I CLINICAL STUDY means initial clinical studies conducted to obtain data on the safety, tolerability, dosage, or side effects of an investigational new drug, including clinical trials known as phase I or pilot clinical studies known as phase I/IIa in whole or in part, as more specifically defined by the rules and regulations of the FDA or EMA, or a similar development milestone in any national jurisdiction.

1.11

PHASE II CLINICAL STUDY means that portion of the drug development and review process which provides for controlled clinical studies conducted to obtain data on the efficacy of an investigational drug in a particular indication and additional safety data, including phase IIb studies, as more specifically defined by the rules and regulations of the FDA or EMA, or a similar development milestone in any national jurisdiction.

1.12

PHASE III CLINICAL STUDY means that portion of the drug development and review process in which expanded clinical studies are conducted to gather additional information about the efficacy and safety that is needed to evaluate the overall risk-benefit relationship of an investigational material in an indication, including any clinical trial or study intended to provide evidence for a drug marketing approval, as more specifically defined by the rules and regulations of the FDA or EMA, or a similar development milestone in any national jurisdiction.

1.13

SUBLICENSEE means any third party other than an AFFILIATE to which FATE grants a sublicense under a PATENT RIGHT, including sublicensees in all further layers of sublicensing (i.e. sublicensees having been granted a sublicense by a direct sublicensee or by another indirect sublicensee).

1.14	MDC TECHNOLOGY means binding domain sequences and CAR sequences, including methods of use, as described in the PATENT RIGHTS.

1.15

VALID CLAIM means (i) any pending claim of a pending patent application within the PATENT RIGHTS which patent application has not been pending for more than [***] years and which has not been abandoned or finally rejected without the right of refiling or appeal (or which has not been refiled or appealed within the applicable time period), or (ii) any claim from an issued and unexpired patent included within the PATENT RIGHTS which has not been (a) revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is final and unappealable or unappealed within the time allowed for appeal, or (b) admitted to be invalid, unpatentable, or unenforceable or lost through an interference, reexamination, or reissue proceeding. For clarity with respect to (i): any pending claim of a pending patent application within the PATENT RIGHTS which has been pending for more than [***] years and later issues, shall be a VALID CLAIM upon issuance.

§ 2	LICENSE

2.1	MDC hereby grants to FATE
-	an exclusive (even as to MDC except as specifically provided below), license to the PATENT RIGHTS (“EXCLUSIVE LICENSE”) and
-	a non-exclusive license to the LICENSED KNOW-HOW

in each case for the research, development, manufacturing, and commercialization of LICENSED PRODUCTS in the FIELD and in each case without territorial restriction, i.e. worldwide (the EXCLUSIVE LICENSE and the non-exclusive license to the LICENSED KNOW-HOW are, together, hereinafter referred to as the “LICENSE”). The LICENSE grant is subject to the non-refundable, non-creditable payments by FATE to MDC of all consideration due hereunder. The LICENSE is sublicensable in accordance with Section 2.2 below. MDC retains the following rights in the PATENT RIGHTS:

a)	to publish the general scientific findings from MDC’s research related to the MDC TECHNOLOGY;
b)	to use the MDC TECHNOLOGY in the FIELD solely for MDC’s internal research (including cooperation with academic partners), teaching and educationally-related purposes only;
c)

transfer material representing the MDC TECHNOLOGY to academic or research institutions for non-commercial research use provided such transfer is made under a market-standard material transfer agreement consistent with the terms and conditions of this AGREEMENT.

2.2

FATE is entitled to grant sublicenses under the LICENSE (including through multiple-tiers) provided however, that: (i) sublicenses granted by FATE shall be consistent with this AGREEMENT; (ii) FATE will require its direct SUBLICENSEES to maintain complete and accurate records relating to sales and revenues of SUBLICENSEE’s products according to Section 4.1 below, and provide royalty reports to FATE, including royalty reporting from any indirect SUBLICENSEE, and FATE shall forward to MDC the portions of such royalty reports relevant for accurate calculation of royalties due to MDC; (iii) MDC shall have the right to request that FATE audit FATE’s direct SUBLICENSEES according to Section 4.4 below and/or that FATE requests to audit any indirect SUBLICENSEE through FATE itself, a direct SUBLICENSEE or an indirect SUBLICENSEE acting as licensor of the indirect SUBLICENSEE to be audited; (iv) FATE applies [***] efforts to ensure compliance by its SUBLICENSEES to their respective sublicense agreement; and (v) such sublicenses are subject to the requirements set forth under Section 3.5 below.

Royalties will be due on SUBLICENSEES’ NET SALES of LICENSED PRODUCTS and paid by FATE to MDC. FATE shall provide to MDC a copy of any direct sublicensing agreement under the LICENSE within [***] after sublicensing has been effective (such copy to be redacted to protect the confidential information of FATE and such direct SUBLICENSEE) and, with respect to any indirect sublicensing agreement a notice containing name and address of the respective indirect SUBLICENSEE, and provide to MDC the respective field of the sublicense and/or the respective LICENSED PRODUCT and the sublicensing fees including, in particular, any royalty payment due under the sublicensing agreement.

MDC agrees to accept as successor to FATE an existing direct SUBLICENSEE in good standing at the date of termination, provided that the SUBLICENSEE consents in writing to be bound by all the terms and conditions of this AGREEMENT in addition to those of the sublicense agreement and provided that SUBLICENSEE indemnifies MDC against all claims resulting from a potential dispute between MDC and FATE over the effectiveness of termination.

2.3	FATE shall use [***] efforts and shall apply the same degree of effort as [***], to develop or have developed LICENSED PRODUCTS in the FIELD and to obtain the respective market approvals.

Without limiting the foregoing, FATE shall [***]. If FATE does not achieve this, then [***]. FATE will demonstrate the aforementioned [***] through plausible and comprehensible documentation included in annual reports.

2.4	[***]

2.5	[***]

§ 3	LICENSE FEES

In consideration of the rights granted by MDC to FATE under this AGREEMENT, MDC shall receive:

3.1	A non-refundable license fee of € [***] to be invoiced upon execution of this AGREEMENT and due [***] days after receipt of an invoice for same.

3.2	Starting with the first anniversary of the AGREEMENT, and each subsequent anniversary until the fifth anniversary of the AGREEMENT, FATE will pay an annual license fee of € [***].

Starting on the fifth anniversary of the AGREEMENT and on each subsequent anniversary for which the LICENSE is in effect, FATE will pay an annual license fee of € [***].

Annual fees shall be due upon receipt of an invoice and are creditable against royalty payments due to MDC in the same CONTRACT YEAR.

3.3	Milestone fees as follows, upon achievement of any of the following milestones by LICENSEE or its SUBLICENSEES in connection with a LICENSED PRODUCT:
a)	[***]
b)	[***]
c)	[***]
d)	[***]
e)	[***]
f)	[***]

g)	[***]
h)	[***]
i)	[***]
j)	[***]
k)	[***]
l)	[***]

For the first LICENSED PRODUCT, milestone payments [***] above shall be due [***]  Milestone payments [***] above shall be due [***].

For the second and all additional LICENSED PRODUCTS, milestone payments a) to l) above will be due [***].

A LICENSED PRODUCT shall be considered a new and distinct LICENSED PRODUCT if such LICENSED PRODUCT has [***]. For clarity, (i) a LICENSED PRODUCT shall include [***], and (ii) use of a LICENSED PRODUCT in [***], shall not constitute a separate LICENSED PRODUCT.

For purposes of the sales milestones [***] above and royalty payments, cumulated NET SALES for a LICENSED PRODUCT in all indications shall be calculated as [***].

Upon achievement of a milestone event, by FATE or a SUBLICENSEE, FATE shall notify MDC within [***] days from such achievement of the applicable event and make the respective milestone payment within [***] days from such achievement of the applicable event. Upon request by FATE, MDC will in due course of business issue an invoice for the respective milestone payment and payment shall be due upon receipt of an invoice.

For clarity, milestone payments are due and payable to MDC for achievement of a milestone by FATE or a SUBLICENSEE.

3.4	Royalties

FATE shall pay royalties in the amount of

(i)	[***] on NET SALES of a LICENSED PRODUCT, for [***] NET SALES less than [***] Euro,
(ii)	[***] on NET SALES of a LICENSED PRODUCT, for [***] NET SALES of [***] Euro or more.

FATE may reduce royalties due to MDC when [the TOTAL ROYALTY RATE (where TOTAL ROYALTY RATE means royalties due to MDC plus royalties due to unaffiliated third parties for any intellectual property necessary for manufacturing, distribution, commercialization or sale of a LICENSED PRODUCT) exceeds [***]%) on LICENSED PRODUCTS, according to the following scheme: FATE may deduct [***]%) of royalties due to unaffiliated third parties from those royalties due to MDC, until the TOTAL ROYALTY RATE is [***]; provided, however, that the royalties due to MDC shall not be reduced by more than [***]%).

3.5	Sublicense Revenue

FATE will pay to MDC a sublicense fee on SUBLICENSE INCOME (as defined below) other than royalty payments, generated by FATE from a sublicense agreement in the amount of

a)	[***]%) of all SUBLICENSE INCOME if sublicensing occurs [***] and
b)	[***]%) of all SUBLICENSE INCOME (as defined below) if sublicensing occurs [***].

SUBLICENSE INCOME shall mean all consideration (including equity received from sublicensee, with the value of such equity to be determined on the basis of fair market value) or payments (including option fees, upfront fees and milestone payments) received by FATE in consideration of a grant of a sublicense under the PATENT RIGHTS to a SUBLICENSEE, but shall exclude the following consideration or payments received by FATE: (a) royalties paid by SUBLICENSEES (which shall be at the royalty rate set forth in Section 3.4 above); (b) amounts received in exchange for the issuance of equity in FATE, up to the fair market value of such equity at the time of its issuance; (c) payments to reimburse documented patent prosecution, maintenance, defense, enforcement costs; (d) payments to reimburse documented costs for research, development or manufacturing activities (including payments for FTEs) incurred after the execution date of the sublicense; and (e) milestone payments to the extent reimbursing FATE for the milestone amounts owed to MDC.

With regard to milestone payments received by FATE, SUBLICENSE INCOME shall be due on milestones not mentioned in Section 3.3 [***] above and, if received for a milestone mentioned above, SUBLICENSE INCOME shall include only amounts exceeding the amounts stated in Section 3.3 [***].

If the sublicense transaction includes other licenses or rights granted by FATE to the SUBLICENSEE, the SUBLICENSE INCOME shall be determined by a fair value allocation of all such licenses, and/or rights granted by FATE to the SUBLICENSEE, with such allocation reasonably determined by FATE in good faith and FATE shall provide reasonable documentation to MDC in support of such apportionment. If MDC has a good faith objection to the apportionment, then MDC will give prompt notice to FATE and the parties shall meet and attempt to agree on which portion of the total payments received by FATE pursuant to such sublicense which constitute SUBLICENSE INCOME. If the parties cannot agree upon such apportionment within a reasonable period of time, WIPO (in accordance with its Expert Determination Rules) shall select an independent expert with at least ten (10) years’ experience with intellectual property licensing agreements at a senior officer level in the life sciences industry, to which neither PARTY has reasonable objection, to determine such apportionment, who shall render his or her decision within sixty (60) days after appointment. During such sixty (60) day period, FATE and MDC shall each have an opportunity to present to such expert its interpretation as it relates to the issue of such apportionment and a reasonable amount of evidence supporting such party's position (in such form as the expert shall determine). In rendering his or her decision, such expert shall be authorized only to choose, as between the FATE’s position and MDC’s position, that allocation that such expert deems most consistent with the terms and provisions of this AGREEMENT. Such decision shall be final and binding upon both FATE and MDC.

3.6

Royalties with respect to NET SALES accrued during a CONTRACT YEAR, and payments due with respect to SUBLICENSE INCOME received or milestone events achieved during a CONTRACT YEAR, shall be due and payable in accordance with Section 4.2.

Payments required under this § 3 that are due and payable to MDC shall be made to the following account:

[***]

[***]

SWIFT Code: [***]

Bank Code: [***]

Account Number: [***]

MDC has authorized [***] to request and collect payments due under this AGREEMENT, and explicitly agrees that payment to [***] of any amount due under this Agreement shall satisfy such obligation to make payment under this Agreement.

3.7

Payments actually due and owed which are more than [***] calendar days late shall be charged an additional fee at the annual rate of [***] percentage points above the base interest rate set by the European Central Bank but in no event shall such interest rate exceed the maximum rate allowable by law.

3.8	On payments due to MDC under this AGREEMENT which are subject to value added tax, it shall be added in the statutory amount as set forth in the invoice.

3.9

Except as expressly provided for in this AGREEMENT, all amounts payable to MDC hereunder shall be made in Euro. In case any payment which is the calculation basis for any payment due to MDC is received in a different currency, such payment shall be converted to Euro on the date of receipt on the basis of the currency exchange rates of the Frankfurt Stock Exchange.

§ 4	RECORDS AND AUDITS

4.1

During the term of this AGREEMENT and for [***] calendar years thereafter, FATE shall keep and cause its direct SUBLICENSEES to keep complete and accurate records of NET SALES under this AGREEMENT, with such records (i) conforming to General Accepted Accounting Principles and (ii) containing all of the data reasonably necessary for the full computation and verification of the payments due to MDC under this AGREEMENT. As part of the records, FATE shall keep and require SUBLICENSEES to keep copies of the invoices sent to purchasers of LICENSED PRODUCTS for a period of no less than [***] full years following the end of the CONTRACT YEAR to which they pertain.

4.2

Within [***] months after December 31st of each CONTRACT YEAR, FATE shall deliver to MDC a written report including a complete and accurate summary of the sales or other disposition of LICENSED PRODUCTS during such year, the amount of NET SALES during such CONTRACT YEAR, the amount of SUBLICENSE INCOME received during such CONTRACT YEAR, and such other information as is pertinent to calculating payments hereunder. Such reports shall be on a per-country and per-product basis. If no payments are due, a report stating this shall be provided to MDC.

Within [***] of receipt of FATE’s annual report, MDC shall issue an invoice for payments due for that CONTRACT YEAR and such payment will be due within [***] of FATE’s receipt of such invoice. If this AGREEMENT is terminated, all remaining unpaid royalty payments due and payable to MDC shall be paid within [***] months after the effective date of termination.

4.3

MDC is entitled to audit FATE’s records for the preceding [***] month period, solely for verification of reports and payments made to monitor FATE’s compliance with payment obligations. Such inspection will take place during regular business hours and be performed by an independent certified public accounting firm. The cost of such inspection shall be borne by [***].

4.4

FATE shall be responsible for requiring its direct SUBLICENSEES to allow FATE, at MDC’s request, no more than [***] period, to audit under market standard audit and monitoring provisions. The costs of such inspection shall be borne by [***].

§ 5	PATENT FILING AND PROSECUTION

5.1

MDC remains owner of the PATENT RIGHTS, and the patent records remain in the name of MDC as applicant. MDC shall diligently file, prepare, prosecute, and maintain the PATENT RIGHTS (collectively “PATENT PROSECUTION”) within its reasonable discretion using qualified intellectual property counsel of MDC’s choice. MDC and its outside counsel will provide FATE reasonable advance opportunities to advise MDC, and MDC agrees to cooperate with FATE, with respect to PATENT PROSECUTION as pertinent to the FIELD and FATE’s respective suggestions and requests will be reasonably considered and included unless MDC reasonably concludes in good faith that they are not beneficial to the PATENT RIGHTS.

Notwithstanding the foregoing, the Parties agree that MDC has the final decision-making authority with respect to any dispute on PATENT PROSECUTION, provided however that MDC will file, prosecute, and maintain continuation and divisional applications containing claims pertaining to the LICENSED PRODUCTS as FATE reasonably requests in the National Filing Jurisdictions of PCT patent application [***]. MDC’s patent attorney(s) will directly copy FATE on all patent correspondence related to the PATENT RIGHTS, and MDC shall keep FATE timely informed with regard to all patent filings and prosecution actions.

5.2

(a) PATENT PROSECUTION [***]; and further provided that if FATE requests that MDC file, prosecute or maintain the PATENT RIGHTS in any country outside of the National Filing Jurisdictions of PCT patent application [***] and MDC does not wish to file, prosecute or maintain the PATENT RIGHTS in such country, MDC agrees to file, prosecute or maintain the PATENT RIGHTS in such country at FATE’s cost. FATE may elect not to pay for any fees or expenditures for any patent rights within PATENT RIGHTS, or for any patent rights in a given country within PATENT RIGHTS, in which case the license granted to FATE for those patent applications or patents in PATENT RIGHTS, or for such patent rights in such applicable country, will terminate.

(b) With respect to payment of costs of PATENT PROSECUTION in the US, FATE acknowledges that MDC holds the status of a “small entity” within the meaning of 37 CFR 1.27 because of which MDC is entitled to a reduction of patent costs. FATE further acknowledges that according to the aforementioned rules, FATE’s status as exclusive licensee is also relevant for the reduction of patenting costs based on the “small entity” status and, therefore, each of FATE and MDC will monitor its respective status as a “small entity” under 37 CFR 1.27 and immediately inform the other party should it cease to be a “small entity” under these rules. MDC agrees to apply reasonable best efforts to include this provision 5.2(b) into any and all future license agreements into which it enters for the PATENT RIGHTS.

5.3

A PARTY shall inform the other PARTY when becoming aware that a third party infringes a PATENT RIGHT in the FIELD. Neither PARTY will notify a third party (including an alleged infringer) of infringement or put such third party on notice of the existence of any PATENT RIGHT, without first obtaining the written permission of the other PARTY to this Agreement. In case of such an infringement, the following provisions shall apply:

FATE shall have the sole right (but no obligation) to take any action in its sole discretion to prevent or enjoin potential infringement and to claim damages [***].  Where the infringement is solely arising from use(s) outside the FIELD, then FATE shall obtain prior written consent from MDC before pursuing any action to prevent or enjoin such infringement outside the FIELD, which consent shall not be unreasonably withheld. MDC shall provide, [***], such assistance as FATE may reasonably request in connection with any action FATE pursues in accordance with this Section 5.3. If FATE obtains recovery under an infringement action, such recovery shall be allocated [***].

In the event FATE elects not to pursue an alleged infringer within reasonable time after notice of such infringement, but at the latest [***] days before the expiry of any time limit whose observance is necessary in order not to prejudice the procedural situation in defending the PATENT RIGHTS, MDC shall be entitled, but not required, to take such action as it may deem appropriate to prevent or enjoin the alleged infringement. FATE shall provide, [***], such assistance as MDC may reasonably request in connection with any such action. Any recovery obtained by [***].

5.4

In case of nullity/invalidation claims or equivalent proceedings instituted against any PATENT RIGHT by a third party, the PARTIES (and other licensees of the PATENT RIGHTS if such proceeding implicates claims of the PATENT RIGHTS outside the FIELD) shall consult in good faith regarding appropriate actions in response to such claims or proceedings. MDC shall be entitled, but not required, to take action in order to defend the PATENT RIGHT.  If MDC fails to take action to defend the PATENT RIGHT(S) within [***] days of the institution of any proceeding against the PATENT RIGHT(S), or such shorter period as necessary to prevent any loss of rights, FATE has the right but not the obligation to independently pursue such defense of the PATENT RIGHT(S) under its own control.  In such event, MDC shall take appropriate actions in order to enable FATE to commence a suit or take the actions for defense of the PATENT RIGHT(S).  In case FATE does not participate in a defense of the PATENT RIGHT and MDC (and/or potential other licensees of the PATENT RIGHTS outside the FIELD) succeeds in the defense of the PATENT RIGHT, the royalty rate for LICENSED PRODUCTS distributed or applied in the country of the respective PATENT RIGHT shall increase by [***]% compared to the royalty rate otherwise due under Section 3.4 until 100% of the expenses incurred by MDC, and not otherwise reimbursed to MDC (including, without limitation, by potential other licenses of the PATENT RIGHTS outside the FIELD), in the defense of the PATENT RIGHT have been recovered.

§ 6	CONFIDENTIALITY

6.1

“CONFIDENTIAL INFORMATION” as used in this AGREEMENT means all trade secrets, processes, methods, formulae, data, know-how, improvements, inventions, chemical structures, materials, technologies, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a PARTY or its AFFILIATES, or has otherwise become known to a PARTY or its AFFILIATES, or to which rights have been assigned to a PARTY or its AFFILIATES, as well as any other information and materials that are deemed confidential to or by a PARTY or its AFFILIATES (including without limitation all information and materials embodying such information of a PARTY's customers and any other third party and their consultants), in each case that are disclosed or communicated by such PARTY to the other PARTY under this Agreement. If the CONFIDENTIAL INFORMATION is disclosed orally, visually or in other intangible form, it shall be identified as confidential at the time of disclosure and reduced to a written summary indicating that it is CONFIDENTIAL INFORMATION delivered to the Receiving Party within [***] days after such disclosure.
6.2

Nondisclosure. Each PARTY agrees that, during the term of this AGREEMENT, and for a period of [***] years thereafter, a PARTY (the "RECEIVING PARTY") receiving (itself or through its AFFILIATES) Confidential Information of the other PARTY (the "DISCLOSING PARTY") or its AFFILIATES (or that has received any such CONFIDENTIAL INFORMATION from the DISCLOSING PARTY or its AFFILIATES prior to the Effective Date) shall (a) maintain in strict confidence such CONFIDENTIAL INFORMATION using not less than the efforts such RECEIVING PARTY uses to maintain in confidence its own confidential information of similar kind and value, which shall not be less than reasonable standard of care, (b) not disclose such CONFIDENTIAL INFORMATION to any third party without the prior written consent of the DISCLOSING PARTY, except for disclosures expressly permitted below, and (c) not use such CONFIDENTIAL INFORMATION for any purpose, except that each PARTY shall have the right to use the other PARTY’s CONFIDENTIAL INFORMATION in connection with the exercise of its rights or fulfilling its obligations under this AGREEMENT (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this AGREEMENT). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such CONFIDENTIAL INFORMATION shall survive such [***] year period until the time and unless any of the exceptions set forth in Section 6.3 (Exceptions) below applies to such CONFIDENTIAL INFORMATION.

6.3	Exceptions. The obligations in Section 6.2 (Nondisclosure) shall not apply with respect to any portion of the CONFIDENTIAL INFORMATION that the RECEIVING PARTY can show by competent proof:
a)	is publicly disclosed by the DISCLOSING PARTY, either before or after it is disclosed to the RECEIVING PARTY hereunder;
b)	later became part of the public domain through no act or omission of the RECEIVING PARTY;
c)	was disclosed to the RECEIVING PARTY by a third party lawfully in possession and having the right to disclose it without any obligations of confidentiality;
d)	was already known by the Receiving Party prior to the time of disclosure by the DISCLOSING PARTY; or
e)	is independently discovered or developed by employees of the RECEIVING PARTY or its AFFILIATES who had no access to, and without reference to, CONFIDENTIAL INFORMATION of the DISCLOSING PARTY.

6.4	Information shall not be deemed to be available to the public or to be in the recipient’s possession merely because it:

a)	includes information that falls within an area of general knowledge available to the public or to the recipient (i.e., it does not include the specific information provided by the other PARTY); or
b)

can be reconstructed in hindsight from a combination of information from multiple sources that are available to the public or to the recipient, if not one of those sources actually taught or suggested the entire combination, together with its meaning and importance.

6.5

Authorized Disclosure. The RECEIVING PARTY may disclose CONFIDENTIAL INFORMATION belonging to the DISCLOSING PARTY to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances set forth in Sections 6.5.1 through 6.5.5 below:

6.5.1 filing or prosecution of PATENT RIGHTS;

6.5.2 regulatory filings and obtaining regulatory approvals;

6.5.3 prosecution or defense of litigation or arbitration, including without limitation responses to a subpoena in third party litigation or arbitration;

6.5.4 subject to Section 6.6 (Securities Filings), compliance with applicable laws (including without limitation the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if such disclosure is reasonably necessary for such compliance; and

6.5.5 disclosure, solely on a "need to know basis", to

a) the PARTIES’ respective directors, officers, employees, advisors and agents, and

b) AFFILIATES, potential and future collaborators (including SUBLICENSEES), potential or actual acquirers, merger partners, or permitted assignees, potential or actual research, development, manufacturing or sales collaborators, or service providers, investment bankers, investors, lenders, or other potential financial partners, each of whom in this sub-paragraph b), prior to disclosure, shall be bound by obligations of confidentiality and restrictions on use of such CONFIDENTIAL INFORMATION that are no less restrictive than the obligations in this Section 6 (Confidentiality); provided, however, that, it being understood that, notwithstanding any other provision of this AGREEMENT, in the case of disclosures made to clinical trial sites, investigators, CROs or other third parties involved in the research and development of LICENSED PRODUCT(s), the duration for the obligation of confidentiality and non-use provided in a PARTY's agreement with such clinical trial sites, investigators, CROs or other third parties may be less than the duration for the obligation of confidentiality and non-use in this AGREEMENT so long as such agreement specifies a duration for the obligation of confidentiality and non-

use at least [***] years from the expiration or termination date of such agreement with clinical trial sites, investigators, CROs or other third parties.

In each of the above situations, sub-paragraphs a) and b), the RECEIVING PARTY shall remain responsible for any failure by any person or entity who receives CONFIDENTIAL INFORMATION pursuant to this Section 6.5 to treat such CONFIDENTIAL INFORMATION as required under this Section 6 (Confidentiality).

6.5.6 If any CONFIDENTIAL INFORMATION is disclosed in accordance with this Section 6.5, such disclosure shall not cause any such information to cease to be CONFIDENTIAL INFORMATION except to the extent that exceptions set forth in Section 6.3 (Exceptions) apply to such CONFIDENTIAL INFORMATION otherwise than by breach of this Agreement). Where reasonably possible and subject to Section 6.6 (Securities Filings), the RECEIVING PARTY shall notify the RECEIVING PARTY of the RECEIVING PARTY’s intent to make such disclosure pursuant to this Section 6.5, other than Section 6.5.5 above, sufficiently prior to making such disclosure so as to allow the DISCLOSING PARTY adequate time to take whatever action it may deem appropriate to protect the confidentiality of the CONFIDENTIAL INFORMATION. In this case, the RECEIVING PARTY may disclose only the CONFIDENTIAL INFORMATION of the DISCLOSING PARTY that is advised by its counsel or is legally required to be disclosed and shall cooperate in the DISCLOSING PARTY’S action to protect the confidentiality of such CONFIDENTIAL INFORMATION.

6.6

Securities Filings. If FATE decides to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the terms and conditions of this AGREEMENT under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law, FATE shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this AGREEMENT, and shall only disclose CONFIDENTIAL INFORMATION that FATE reasonably believes it is legally required to disclose.

6.7

Relationship to Confidentiality Agreement(s). This AGREEMENT supersedes any prior confidentiality agreements between the PARTIES with respect to treatment of CONFIDENTIAL INFORMATION under this Agreement, provided that all "Confidential Information" disclosed or received by the PARTIES thereunder shall be deemed "CONFIDENTIAL INFORMATION" hereunder and shall be subject to the terms and conditions of this AGREEMENT.

§ 7	PUBLICATION

Notwithstanding anything to the contrary in this AGREEMENT, FATE may publish or present data and/or results including those of any clinical trial relating to a LICENSED PRODUCT or the activities conducted under this Agreement by or on behalf of FATE in journals and/or at conferences.  MDC shall have the right to make any publication or presentation of information already made public by FATE with respect to a LICENSED PRODUCT.  FATE will provide a courtesy copy to MDC of any publication relating to a LICSNED PRODUCT or the activities FATE conducts under this AGREEMENT.

§ 8	REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

8.1

Subject to Section 8.2 and 8.3, FATE shall use the PATENT RIGHTS at its own risk. FATE understands and acknowledges that MDC, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the MDC TECHNOLOGY. MDC, by this AGREEMENT, also makes no representation as to whether there are any patents now held, or which will be held, by others or by MDC which may be dominant or subordinate to the PATENT RIGHTS, nor does MDC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by MDC.

With respect to patent prosecution, MDC’s diligence shall be limited to (a) managing and overseeing the work conducted by qualified patent counsel of its choice to the same degree of care and diligence generally exercised by research institutions, and (b) reasonably responding to requests made by outside patent counsel in a prompt manner. MDC’s liability for payment of damages for patent prosecution shall be limited to those arising from its gross negligence. MDC shall not be liable for mistakes made by its competent outside patent counsel.

8.2	Each PARTY represents and warrants that it has full authority to execute the license and undertake the obligations therein.

Each PARTY represents and warrants that the execution of this Agreement by such PARTY does not create a breach or default under any other agreement to which it is a party or by which it is bound, nor violate any Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such PARTY.

8.3

MDC represents that it has the authority to grant the rights in the EXCLUSIVE LICENSE under the PATENT RIGHTS and the LICENSED KNOW-HOW and that the PATENT RIGHTS are free and clear of any liens, charges and encumbrances that would adversely affect the rights granted to FATE hereunder. MDC represents and warrants that on the EFFECTIVE DATE there are no actions, suits or claims pending, asserted, or threatened challenging MDC’s ownership or control of the PATENT RIGHTS. MDC represents and warrants that to the best of its knowledge or what reasonably should have been known as of the EFFECTIVE DATE, it is the exclusive owner of the PATENT RIGHTS and that it has received all assignments of rights and interests from each inventor of the PATENT RIGHTS. Should MDC’s actual knowledge of any of the representations and warranties made in this Section 8.3 materially change, MDC shall notify FATE in due course of business.

8.4

MDC represents and warrants that it shall not (a) enter into any agreement, instrument or understanding, oral or written, with any third party or (b) grant any license to any third party relating to any of the intellectual property rights it controls, in each case (a) or (b) which would conflict or interfere with any of the rights or licenses granted to FATE hereunder during the term of this AGREEMENT.

8.5

FATE agrees to hold harmless and indemnify the MDC, as well as their officers, employees and agents (collectively, “INDEMNITEES”) from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by FATE, its AFFILIATES and SUBLICENSEES or their respective officers, employees, agents or representatives.

8.6	MDC and FATE are not acting as agents or contractors for the respective other party. This AGREEMENT shall not create a partnership among the PARTIES.

8.7	FATE, by execution of this AGREEMENT, acknowledges and agrees that it has not been induced in any way by MDC or any of their employees or agents to enter into this AGREEMENT.

8.8	Neither PARTY shall use the name, trademarks, or other marks of the other PARTY without its advance written consent.

§ 9	TERMINATION

9.1

This AGREEMENT shall continue in effect on a country-by-country basis until the expiry of the last-to-expire VALID CLAIM in such country, unless earlier terminated according to Sections 9.2 to 9.4 below.

9.2

In the case of any material breach, the non-breaching PARTY (“Non-Breaching Party”) may without prejudice to any other remedies available to it at law or in equity, deliver a written notice to the breaching PARTY describing the alleged breach in sufficient detail to put the breaching PARTY on notice (“Notice”). Once the Notice has been delivered, the PARTIES will consult in good faith concerning the alleged default. If such breach is not cured within a reasonable time-frame not exceeding a [***] month period from the date of Notice (“Cure Period”), the non-breaching PARTY has the right to terminate the AGREEMENT with [***] months written notice. If, however, a breach is not susceptible to cure within the Cure Period, then, the non-breaching PARTY's right to termination shall be suspended only if and for so long as the breaching PARTY has provided to the non-breaching PARTY a written plan that is reasonably calculated to effect a cure and such plan is acceptable to the non-breaching PARTY, and the breaching PARTY commits to and does carry out such plan as provided to the non-breaching PARTY.

Without limiting possible reasons for a material breach, the following acts or omissions shall be considered a material breach by FATE:

a)	failure to pay any license fee owed under Sections 3.1 to 3.5 by the applicable due dates;
b)	failure to provide reports due to MDC by the applicable due date and expiry of a cure period of at least [***] days to be set in writing by MDC;
c)	refusal to materially cooperate in an audit inspection allowed by Section 4.3;
d)	breach of a development obligation under Sections [***] in particular;
e)	use of the PATENT RIGHTS and/or the LICENSED KNOW-HOW outside the FIELD; or
f)	challenge of the validity of a PATENT RIGHT by FATE or a SUBLICENSEE.

If FATE becomes aware of a SUBLICENSEE’s breach of any material obligation to FATE or to MDC, FATE will promptly provide written notice (1) to MDC describing such breach and (2) to SUBLICENSEE requesting an immediate cure of such breach. If SUBLICENSEE fails to cure the breach in a reasonable amount of time as provided for in the applicable sublicense agreement (with such reasonable amount of time not to exceed [***] months, FATE will communicate this to MDC and discuss with MDC what actions are suitable against SUBLICENSEE and what actions FATE shall take to cause SUBLICENSEE to cure the breach. If, after another [***] months, SUBLICENSEE still has not cured the breach, FATE shall reasonably consider terminating the sublicense with such SUBLICENSEE and shall notify MDC of its reasons and, if FATE in its discretion, does not terminate the sublicense, the actions and/or remedies FATE has opted.

9.3

This AGREEMENT may be terminated by FATE without cause with [***] months prior written notice to MDC, provided that the effective date of termination shall be the last day of the month in which such [***] months’ notice expires.

9.4

This AGREEMENT shall end automatically when FATE becomes subject to insolvency proceedings, or when FATE undergoes voluntary or involuntary dissolution or suffers the appointment of a receiver or trustee over all, or substantially all of its assets.

9.5	If this AGREEMENT is terminated for any cause:

a)	nothing herein will be construed to release the PARTIES of any obligation matured prior to the effective date of the termination (including FATE’s payment of royalties as agreed in Section 3.4 above);

b)

after the effective date of termination, FATE will provide MDC and cause SUBLICENSEES to provide MDC with a written inventory of all LICENSED PRODUCTS in process of manufacture, provided that any such LICENSED PRODUCTS may only be distributed within the [***] month period following such termination if it pays royalties on NET SALES of such LICENSED PRODUCTS, and any other amount due pursuant to the terms of this AGREEMENT;

c)	in case of termination by MDC according to Section 9.2, FATE shall immediately refrain from any further distribution /application of LICENSED PRODUCTS as well as all other use of the PATENT RIGHTS;

d)	The PARTIES will continue to be bound by the provisions of Section 6 (Confidentiality), Section 8 (Representations, Warranties and Indemnification), and Section 10 (General) of this AGREEMENT; and

e)	for clarity, termination shall not cause repayment of any part of the license fees paid by FATE or SUBLICENSEES to MDC while this AGREEMENT was in effect.

§ 10	GENERAL

10.1

The rights and licenses granted by MDC in this AGREEMENT are personal to FATE and may not be assigned or otherwise transferred without the written consent of MDC, which consent shall not be unreasonably withheld. MDC shall provide such consent upon request from FATE for any assignment to a third party who is acquiring all or substantially all of FATE’s stock or assets associated with performance under this AGREEMENT, but MDC reserves the right to deny consent if the ASSIGNEE does not provide MDC with a written statement signed by an authorized representative of ASSIGNEE that ASSIGNEE assumes all of FATE’s rights and obligations under this AGREEMENT. Any assignment made contrary to this Section 10.1 shall be null and void.  This Agreement benefits and binds the parties and their respective successors and permitted assigns.

10.2	Any notice required by this AGREEMENT shall be in writing and shall be mailed, hand-delivered or faxed (with original to follow within due course), unless otherwise indicated by a PARTY in writing:

Addressed in the case of MDC

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Addressed in the case of FATE to:

Fate Therapeutics, Inc.

Attention: General Counsel

3535 General Atomics Court

Suite 200

San Diego, California 92121

Fax: [***]

10.3	MDC, FATE and SUBLICENSEES must comply with all applicable national, state and local laws and regulations in connection with their activities pursuant to this AGREEMENT.

10.4	Failure of a PARTY to enforce a right under this AGREEMENT will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

10.5

The invalidity or unenforceability of any provision of the AGREEMENT shall not affect the validity or enforceability of any other provision hereof. In the place of the invalid provision, a valid provision is presumed to be agreed upon which comes economically closest to the one originally agreed upon.

10.6

This AGREEMENT constitutes the entire and only agreement between the PARTIES for subject matter herein and all other prior negotiations, representations, agreements, and understandings are hereby superseded. No agreements altering or supplementing these terms may be made except by a written instrument signed by the PARTIES. This also applies to this form provision.

10.7

This AGREEMENT shall exclusively be governed by the laws of [***] under exclusion of any of its conflict of law rules causing the application of any foreign law. All claims or controversies arising under this AGREEMENT shall be exclusively and finally decided by the courts of [***] to whose jurisdiction the PARTIES hereby irrevocably submit.

The PARTIES hereto have caused their duly authorized representatives to execute this AGREEMENT.

Max-Delbrück-Centrum für Molekulare Medizin in der Helmholtz-Gemeinschaft

Signature	/s/ Dr. Thomas Sommer	Place,	Berlin, 10.09.2019
Date
Name	Prof. Dr. Thomas Sommer
Title	Scientific Director

Signature	/s/ Dr. Heike Graßmann	Place,	10.08.2019
Date
Name	Prof. Dr. Heike Graßmann
Title	Administrative Director

FATE

Signature	/s/ J. Scott Wolchko	Place,	San Diego, CA, 30 Aug 2019
Date
Name	Scott Wolchko
Title	President & CEO

Annex 1

PATENT RIGHTS:

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